                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        Nobel Education Dynamics, Inc.
                 (Name of Registrant As Specified in Charter)

 (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1)  Title of each class of securities to which transaction applies:
                             N/A

    2)  Aggregate number of securities to which transaction applies:
                             N/A

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                             N/A

    4)  Proposed maximum aggregate value of transaction:
                             N/A

    5)  Total fee paid:
                             N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    (1)  Amount Previously Paid:
                             N/A
    ------------------------------------------------------------------------

    (2)  Form, Schedule, or Registration Statement.:
                             N/A
    ------------------------------------------------------------------------
    (3)  Filing party:
                             N/A
    ------------------------------------------------------------------------

    (4)  Date filed:
                             N/A
    ------------------------------------------------------------------------

                        NOBEL EDUCATION DYNAMICS, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              SEPTEMBER 19, 1997


To the Stockholders:

    The 1997 Annual Meeting of Stockholders of Nobel Education Dynamics, Inc. will be held at 10:00 a.m. on September 19, 1997 at the Sacramento Hilton Inn, 2200 Harvard Street, Sacramento, California (telephone: (916) 922-4700) for the following purposes:

1.  To elect three directors to serve for a three-year term.

2. To ratify the selection of Coopers & Lybrand, L.L.P. as the Company's independent auditors for fiscal year 1997.

3.  To consider and vote on a proposal to amend the 1995 Stock Incentive Plan
    (a) to increase the aggregate number of shares of the Company's common stock which may be subject to awards under such Plan, (b) to increase the number of shares subject to an option which a participant may receive in any year, (c) to increase the number of shares subject to options which is granted to each nonemployee director each year (subject to fulfillment of certain conditions) and (d) to make certain changes and clarifications as to the permitted terms of awards under such Plan.

4. To consider and vote on a proposal to amend the Company's Certificate of Incorporation to reduce the number of authorized shares of Common Stock.

5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    Only stockholders of record at the close of business on July 22, 1997 will be entitled to notice of, and to vote at, the Meeting and any adjournment or adjournments thereof.

    Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

    All stockholders are cordially invited to attend the Meeting in person. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any stockholder attending the Meeting may vote in person even if he or she returned a proxy.

                                  Sincerely,



                                  Yvonne DeAngelo
                                  Vice President - Finance and
                                  Administration and Secretary
Media, PA
July 24, 1997

                                    CONTENTS

Solicitation of Proxy, Revocability and Voting...............................................................      1

Security Ownership...........................................................................................      3

Proposal 1:  Election of Directors...........................................................................      6

Proposal 2:  Ratification of Appointment of Independent Accountants..........................................     10

Proposal 3:  Amendments to 1995 Stock Incentive Plan.........................................................     11

Proposal 4:  Amendment to Certificate of Incorporation
   To Reduce the Number of Authorized Shares of Common Stock.................................................     17

Executive Compensation.......................................................................................     18

Stock Performance............................................................................................     24

Compliance with Section 16(a) of the Securities Exchange Act of 1934.........................................     25

Certain Relationships and Related Transactions...............................................................     25

General Information..........................................................................................     26

Deadline for Receipt of Stockholder Proposals................................................................     26

                        NOBEL EDUCATION DYNAMICS, INC.

                                PROXY STATEMENT



                SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Nobel Education Dynamics, Inc., a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held on September 19, 1997. Only stockholders of record on July 22, 1997 will be entitled to notice of, and to vote at, the Meeting. Each share of common stock ("Common Stock") outstanding on the record date is entitled to one vote on each matter to be considered; and each share of preferred stock ("Preferred Stock") is entitled to the number of votes on each matter to be considered equal to the number of full shares of Common Stock into which such share of Preferred Stock is convertible (calculated by rounding any fractional share down to the nearest whole number). As of the record date of the meeting, each share of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock was convertible into .2940, 0.25 and 0.25 shares of Common Stock, respectively. On July 22, 1997, the Company had 6,051,565 shares of Common Stock, 1,128,694 shares of Series A Preferred Stock, 2,500,000 shares of Series C Preferred Stock and 1,063,830 shares of Series D Preferred Stock issued and outstanding.

     The Company's principal executive offices are located at Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to stockholders is July 24, 1997.

QUORUM AND VOTING

     The presence at the Meeting, in person or by proxy, of the holders of shares representing a majority of the votes represented by the Common Stock and Preferred Stock is necessary to constitute a quorum for the transaction of business. The holders of the Common Stock and the Preferred Stock vote together, and not as a separate class, on all matters to be submitted to stockholders at the Meeting. The election of directors will be determined by a plurality vote and the three nominees receiving the most "FOR" votes will be elected. Approval of the proposals to ratify the selection of auditors and to approve amendments to the Company's 1995 Stock Incentive Plan will require the affirmative vote of the holders of a majority of the votes represented by the shares of the Company's Common Stock and Preferred Stock present at the Meeting in person or by proxy and entitled to vote. The affirmative vote of at least a majority of the votes represented by the outstanding shares of the Company's Common Stock and Preferred Stock will be required to approve the proposed amendment to the certificate of incorporation to reduce the number of authorized shares of Common Stock. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any "broker nonvotes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum. Other than with respect to the election of directors, all other matters that come before the Meeting require either an approval of a majority of the votes represented by the shares of stock present and entitled to vote thereon or a majority of the votes represented by the shares of stock outstanding. Therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as shares not entitled to vote and will not be included in the calculation of the number of votes represented by shares present and entitled to vote. Accordingly, broker non-votes will have no effect on the outcome of the proposals to ratify the selection of auditors and to approve the amendments to the 1995 Stock Incentive Plan, but will have the effect of a vote against the proposed amendment to the certificate of incorporation to reduce the number of authorized shares of Common Stock

REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company or by the presentation at the Meeting of an instrument of revocation or a duly executed proxy bearing a later date. It also may be revoked by attendance at the Meeting and the casting of a written ballot in person. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with instructions or, as to any matter as to which no instructions are given, for the election of the proposed nominees and in favor of Proposals 2 through 4.

SOLICITATION

     The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy, and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged Stocktrans, Inc., the transfer agent for the Company's Common Stock and Preferred Stock, to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. The Company will pay Stocktrans approximately $4,000 for these services.

                              SECURITY OWNERSHIP

Common Stock

     The following table shows information concerning the beneficial ownership of the Company's Common Stock as of June 12, 1997 by each director and nominee, by each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement, by all directors, nominees and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of June 12, 1997 through the exercise of any stock option or right or conversion of any convertible security or otherwise. As of June 12, 1997, the Edison Venture Fund II, L.P., Allied Capital Corporation and affiliated funds, and A. J. Clegg were the only persons or group of persons known to the Company as beneficially owning more than 5% of the outstanding Common Stock of the Company. The Edison Venture Fund II, L.P. has its principal executive office at 997 Lenox Drive #3, Lawrenceville, New Jersey 08648. Allied Capital Corporation and affiliated funds have their principal executive offices at 1666 K St., N.W., Suite 901, Washington, DC 20006. A. J. Clegg's address is c/o Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063.

                                                     Number of Shares of
                                                     Common Stock                    Percent of
          Name of Beneficial Owner                   Beneficially Owned              Class (1)
          --------------------------------------     ------------------              ----------
          A. J. Clegg                                  537,542     (2)                    8.50%
          Edward H. Chambers                            17,730     (3)                   *
          John R. Frock                                 40,534     (4)                   *
          Peter H. Havens                               12,609     (5)                   *
          Morgan R. Jones                               10,600     (6)                   *
          Janet Katz                                    29,900     (7)                   *
          John Martinson                               654,532     (8)                    9.77%
          Eugene Monaco                                  1,000                           *
          D. Scott Clegg                                17,917     (9)                   *
          B. Robin Eglin                                 1,000    (10)                   *
          Edison Venture Fund II, L.P.                 654,032    (11)                    9.76%
          Allied Capital Corporation                   575,000    (12)                    8.69%
          All directors and executive officers       1,327,073    (13)                   18.75%
           as a group (13 persons)
          *  Less than 1%.                                                       [See notes on following page]

(1) The percentages of class set forth in the table reflect the percentage of outstanding Common Stock currently owned by each holder listed and the percentage of outstanding Common Stock which would be owned by each such holder giving effect to the conversion of all shares of Preferred Stock and exercise of all options and warrants held by such holder, but not to such conversion or exercise by any other person.

(2) Of these shares, 140,967 shares are beneficially owned directly by Mr. Clegg as follows: 5,000 shares of Common Stock owned of record by Mr. Clegg, 100,806 shares issuable upon conversion of Series C Preferred Stock of the Company, 20,161 shares issuable upon the exercise of warrants and 15,000 issuable upon exercise of currently exercisable stock options. Mr. Clegg is also the beneficial owner of 394,075 shares owned of record by, or issuable upon the conversion of Series C Preferred stock of the Company owned of record by, JBS Investment Banking, Ltd., a privately held corporation of which Mr. Clegg is a director, officer and controlling stockholder, as follows: 253,690 shares of Common Stock owned of record by JBS and 140,385 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock owned of record by JBS. (JBS may also be deemed to be the beneficial owner of these 394,075 shares.) Mr. Clegg is also the beneficial owner of 2,500 shares of Common Stock owned by his spouse. This does not include shares beneficially owned by Mr. Clegg's adult children (including Scott Clegg, an officer of the Company), as to which he disclaims beneficial ownership.

(3) Consists of 9,750 shares of Common Stock which Mr. Chambers has the right to purchase upon the exercise of currently exercisable options, 1,470 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, and 6,510 shares of Common Stock held by Mr. Chambers.

(4) Consists of 8,334 shares of Common Stock which Mr. Frock has the right to purchase upon the exercise of currently exercisable options, 14,700 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock and 17,500 shares of Common Stock held by Mr. Frock.

(5) Consists of 7,250 shares of Common Stock which Mr. Havens has the right to purchase upon the exercise of currently exercisable options, 3,234 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock held by Mr. Havens, and 2,125 shares of Common Stock held by Mr. Havens.

(6) Consists of 10,100 shares of Common Stock held by Mr. Jones and 500 shares of Common Stock which Mr. Jones has the right to purchase upon the exercise of currently exercisable options. Does not include shares owned by Mr. Jones's spouse and adult children as to which he disclaims beneficial ownership.

(7) Consists of 29,400 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock held by Ms. Katz and 500 shares of Common Stock which Ms. Katz has the right to purchase upon the exercise of currently exercisable options.

(8) Mr. Martinson is a managing partner of Edison Partners II, the general partner of Edison Venture Fund II, L.P.. By virtue of his position as managing partner, Mr. Martinson may under the SEC's rules also be deemed a beneficial owner of the shares owned by Edison Venture Fund II, L.P. (See footnote 11.) Mr. Martinson disclaims beneficial ownership of such shares. Mr. Martinson also holds currently exercisable options to purchase 500 shares of Common Stock.

(9) Consists of 17,917 shares of Common Stock which Mr. Clegg has the right to purchase upon the exercise of currently exercisable options.

(10) Consists of 1,000 shares of Common Stock which Mr. Eglin has the right to purchase upon the exercise of currently exercisable options.

(11) Consists of 25,000 shares of Common Stock held by the Edison Venture Fund II, L.P., 524,193 shares of Common Stock issuable upon the conversion of the Company's Series C Preferred Stock held by the Edison Venture Fund II, L.P. and 104,839 shares issuable upon the exercise of warrants held by the Edison Venture Fund II, L.P. By virtue of his position as managing partner of Edison Venture Fund II, L.P., Mr. Martinson may under the SEC's rules also be deemed a beneficial owner of these shares.

(12) Consists of an aggregate of 265,958 shares of Common Stock upon the conversion of the Company's Series D Preferred Stock and 309,043 issuable upon the exercise of warrants held by Allied Capital Corporation, Allied Capital Corporation II, Allied Investment Corporation and Allied Investment Corporation II.

(13) Consists of shares shown as beneficially held by all natural persons in this table, and an additional 3,459 shares of Common Stock which executive officers not named in the table have the right to purchase upon the exercise of currently exercisable options and 250 shares owned by such executive officers.

Preferred Stock

     The following table shows information concerning the beneficial ownership of the Company's Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as of June 12, 1997 by each director and nominee, by each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement, by all directors, nominees and executive officers as a group, and by each person who is known to the Company to be the owner of more than 5% of the any series of Preferred Stock (based on the Company's transfer agent's records). Directors, nominees and executive officers omitted from a section of the following table do not beneficially own shares of the series of Preferred Stock to which such section relates.

                                                           Number of Shares
     Name of                                               of Common Stock         Percent
     Security      Name of Beneficial Owner (1)            Beneficially Owned      of Class
     -----------------------------------------------------------------------------------------
     Series A      Edward H. Chambers                           5,000            0.44%
     Preferred     A. J. Clegg                                477,500 (2)       42.31%
     Stock         John R. Frock                               50,000            4.43%
                   Peter H. Havens                             11,000            0.97%
                   Janet Katz                                 100,000            8.86%
                   Emanuel Shemin                             101,487            8.99%
                   Foothill Capital Corporation and           100,000            8.86%
                   Foothill Partners L. P.
                   All directors and executive officers       643,500           57.01%
                   as a group (13 persons)
     -----------------------------------------------------------------------------------------
     Series C      A. J. Clegg                                403,226           16.13%
     Preferred     Edison Venture Fund II, L.P.             2,096,774           83.87%
     Stock         John Martinson                           2,096,774 (3)       83.87%
                   All directors and executive officers     2,500,000 (3)      100.00%
                   as a group (13 persons)
     -----------------------------------------------------------------------------------------
     Series D      Allied Capital Corporation               1,063,830 (4)      100.00%
     Preferred
     Stock         All directors and executive officers             0
                   as a group (13 persons)
     -----------------------------------------------------------------------------------------

(1) As reflected on the records of the Company's transfer agent, Mr. Shemin's address is 800 South Ocean Blvd. LPH4, Boca Raton, FL 33432 and Foothill Capital's address is 11111 Santa Monica Blvd., Suite 1500, Los Angeles, CA 90025. Ms. Katz's address is Edith J. Bogert School, 391 W. Saddle River Road, Upper Saddle River, NJ 07458. See page 3 for the addresses of A. J. Clegg, Edison Partners II and Allied Capital.

(2) Mr. Clegg is the beneficial owner of these 477,500 shares of Series A Preferred Stock owned of record by JBS Investment Banking, Ltd., as he is a director, officer and controlling stockholder of JBS Investment Banking, Ltd.

(3) John Martinson is a managing partner of Edison Partners II, the general partner of Edison Venture Fund II, L.P. By virtue of his position as managing partner, Mr. Martinson may also under the SEC's rules be deemed a beneficial owner of the 2,096,774 shares of Series C Preferred Stock owned by Edison Venture Fund II, L.P. Mr. Martinson disclaims beneficial ownership of such shares.

(4) Shares are owned by Allied Capital Corporation, Allied Capital Corporation II, Allied Investment Corporation and Allied Investment Corporation II.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)

NOMINEES

     At the Meeting, three directors are to be elected to serve for a three year term and until his or her successor has been duly elected and qualified. The entire Board of Directors consists of eight persons. Each nominee is currently a director. Directors will be elected by a plurality of the shares present and voting at the meeting. If so authorized, the persons named in the accompanying proxy card intend to vote for the election of each nominee. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. If any of the nominees are not available to serve at the time of the Meeting, the persons named in the proxies may vote the proxies for such other persons as they may choose unless the Board of Directors reduces the number of directors to be elected.

     The names of the nominees and the continuing directors, and certain information about them, are set forth below:

                                                                                 Director
      Name of Nominee   Age        Principal Occupation                          Since
----------------------------------------------------------------------------------------------
Nominees for a term expiring in 2000:
     John R. Frock       54        Executive Vice President - Corporate          1992
                                   Development and Assistant Secretary of the
                                   Company

     Janet L. Katz       49        Curriculum Coordinator of Upper Saddle        1994
                                   River Schools and Building Administrator of
                                   Bogart School

     Eugene G. Monaco    68        Judge, Delaware County Court (retired)        1995

Continuing Directors with a term expiring in 1998:

     Morgan R. Jones     56        Partner and Chairman of Drinker               1991
                                   Biddle & Reath

     John H. Martinson   46        Managing Partner of Edison Venture Fund       1994

Continuing Directors with a term expiring in 1999:

     Edward Chambers     59        Executive Vice President-Finance and          1988
                                   Administration of Wawa, Inc.

     A. J. Clegg         58        Chairman of Board of Directors, President     1992
                                   and Chief Executive Officer of the Company

     Peter H. Havens     41        Executive Vice President of Bryn Mawr         1991
                                   Bank Corporation

     The following description contains certain information concerning the nominees, including current positions and principal occupations during the past five years.

Edward H. Chambers. Mr. Chambers has served as Executive Vice President - Finance and Administration of Wawa, Inc. since March 1988. During the period April 1984 through March 1988, he served as President and Chief Executive Officer, and as a director, of Northern Lites, Ltd., an owner and operator of quick-service restaurants operating pursuant to a franchise from D'Lites of America, Inc. From 1982 to July 1984, Mr. Chambers was President - Retail Operations of Kentucky Fried Chicken Corp., a franchiser of quick-service restaurants. He is also a director of Davco, Inc., a franchisee of Wendy's International, Inc. and a director of Riddle Memorial Hospital.

A.J. Clegg. Mr. Clegg was named Chairman of the Board and Chief Executive Officer of the Company on May 29, 1992. Since 1989, Mr. Clegg has also served on the Advisory Board of Drexel University and, in 1996, was named as a member of the Board of Trustees of Drexel University. Since June 1990, Mr. Clegg has also served as the Chairman and CEO of JBS Investment Banking, Ltd., which provides investment management and consulting services to businesses and formerly provided services to the Company through an Administrative Services Agreement. Mr. Clegg's responsibilities for JBS Investment Banking, Ltd. do not require material amounts of his time. In 1979, he formed Empery Corporation, an operator of businesses in the cable television and printing industries, and held the offices of Chairman, President and CEO during his tenure (1979-1993). In addition, Mr. Clegg served as Chairman and CEO of TVC, Inc. (1983-1993), a distributor of cable television components; and Design Mark Industries (1988-
1993), a manufacturer of electronic senswitches. Mr. Clegg has also served on the board of directors of Ferguson International Holdings, PLC, a United Kingdom company, from March 1990 to April 1991; and was Chairman and CEO of Globe Ticket and Label Company from December 1984 to February 1991.

John R. Frock. Mr. Frock was named Executive Vice President - Corporate Development on August 1, 1994. Mr. Frock was elected to the Board of Directors of the Company on May 29, 1992. From 1992 to 1995, Mr. Frock was the President and Chief Operating Officer of JBS Investment Banking, Ltd., which provided investment management and consulting services to businesses (which included Nobel). During the past five years, Mr. Frock also served as the Chairman and Chief Executive Officer of Avant Guarde Enterprises, Ltd.; President and Chief Operating Officer of SBF Communications Graphics, a business forms printer located in Philadelphia, PA; President of Globe Ticket and Label Company; and President of the Graphics Group of Empery Corporation.

Peter H. Havens. Mr. Havens has been Executive Vice President of Bryn Mawr Bank Corporation since May 1995 overseeing the Investment Management and Trust Division. From 1982 through May 1995, Mr. Havens served as manager of Kewanee Enterprises, a private investment firm located in Bryn Mawr, Pennsylvania. He is also Chairman of the Board of Directors of Petroferm, Inc. and a director of Bryn Mawr Bank Corporation, Ursinus College and Independence Seaport Museum.

Morgan R. Jones. Mr. Jones has been a partner in the law firm Drinker Biddle & Reath, Philadelphia, Pennsylvania since 1970, and is presently Chairman of the firm.

Janet Lea Katz. Ms. Katz has both a Masters and a Doctorate in Education from Columbia University and is currently serving as the curriculum coordinator for Upper Saddle River Schools, Upper Saddle River, New Jersey and the building administrator at Bogert School in Upper Saddle

River, New Jersey. Ms. Katz has held various positions throughout her career in education, including speech arts teacher, coordinator and therapist for speech and language programs for elementary school and research assistant for the study of learning disabilities at Columbia University.

John Martinson. Mr. Martinson is Managing Partner of Edison Venture Fund which he founded in 1986. He also serves on the Board of Directors of the National Venture Capital Association, Dendrite International, Inc. and eleven private companies.

Eugene G. Monaco. Mr. Monaco has both a J.D. from Temple Law School and M.S. in Mechanical Engineering from the University of Delaware and, from January 1, 1990 until his retirement in late 1995, served as a Judge for the Delaware County District Court. He also served as an Instructor in Kinematics and Dynamics at Drexel University, a Lecturer in child abuse at Penn State University, and was the Chief Negotiator for the Rose Tree Media School Board. He also served as Assistant District Attorney in Media, Pennsylvania and Engineering Negotiator for Westinghouse Electric for 32 years.

     John Martinson serves on the Board as the designee of Edison Venture Fund II, L.P., the majority holder of the Series C Convertible Preferred Stock, which was issued in August 1994.

     A. J. Clegg's son, D. Scott Clegg, is the Executive Vice President - Operations of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held a total of eight meetings during the fiscal year ended December 31, 1996. In addition, the Board of Directors adopted resolutions by unanimous consent nine times during the 1996 fiscal year. Each member of the Board of Directors attended at least 75% of the meetings of the Board and Board Committees of which he or she was a member during 1996, except Janet Katz who did not attend three of the meetings of the Board of Directors.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee of the Board of Directors presently consists of Mr. Chambers (Chairman) and Mr. Havens. It held three meetings during 1996. The Audit Committee recommends the engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee of the Board of Directors presently consists of Mr. Chambers (Chairman), Mr. Havens and Mr. Monaco. The Committee reviews and recommends compensation and compensation changes for executives of the Company and the Board of Directors and administers the Company's stock option and stock grant plans. The Committee met four times during 1996.

     The Nominating Committee of the Board of Directors presently consists of Mr. Jones (Chairman), Mr. Clegg and Mr. Martinson. The Committee recommends to the Board a slate of director candidates for possible election by the stockholders. The Nominating Committee met one time in 1996. Stockholders who wish to suggest qualified candidates to the Nominating Committee should write to the Secretary of the Company, Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063, stating in detail the candidate's qualifications for consideration by the Committee.

COMPENSATION OF DIRECTORS

     The Company pays directors (other than A. J. Clegg) an annual retainer of $6,000 which is paid quarterly and pays members of committees of the Board (other than A. J. Clegg) $750 per meeting for each committee meeting attended. (John Frock's compensation reported in the Summary Compensation Table does not include such fees.)

     The Company's 1995 Stock Incentive Plan provides that as of March 31, 1996 and each subsequent March 31 that the Plan is in effect each individual serving as a director of the Company who is not an officer or employee thereof will be granted a nonqualified stock option to purchase 500 shares of Common Stock if the individual served as a director for the entire previous fiscal year and the Company's pre-tax income for such fiscal year increased at least 20% from the prior fiscal year. Pursuant to the Plan, each of Messrs. Chambers, Havens, Jones and Martinson and Ms. Katz received an option to purchase 500 shares of Common Stock on March 31, 1996, and each of Messrs. Chambers, Havens, Jones, Martinson and Monaco and Ms. Katz received an option to purchase 500 shares of Common Stock on March 31, 1997. (If Proposal 3 is adopted, the number of shares subject to the nonqualified stock option to be granted annually would increase to 2,000.)

                                   PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                             (Item 2 on Proxy Card)

     The Board of Directors has selected Coopers & Lybrand, L.L.P., independent accountants, to audit the consolidated financial statements of the Company for its 1997 fiscal year and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its selection. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                  PROPOSAL 3

                    AMENDMENTS TO 1995 STOCK INCENTIVE PLAN

                             (Item 3 on Proxy Card)

     On June 12, 1997, the Company's Board of Directors (the "Board") adopted, subject to stockholder approval, certain amendments (the "Plan Amendments") to the Nobel Education Dynamics, Inc. 1995 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to assist the Company and any subsidiary of the Company ("Subsidiary") in (i) attracting and retaining officers and other key management level employees of outstanding ability ("Key Employees" as defined in the Plan),
(ii) attracting and retaining directors of the Company or a Subsidiary who are not officers or employees thereof ("Outside Directors"), and (iii) motivating Key Employees and Outside Directors to exercise their best efforts on behalf of the Company and its Subsidiaries.

     The Plan Amendments include the following:

          1) increase of the aggregate number of shares of the Common Stock which may be subject to Awards under such Plan from 375,000 to 750,000;

          2) increase of the number of shares of Common Stock subject to an Option which a participant may receive in any year from 25,000 to 40,000, and clarification that the annual maximum is applied on a calendar year basis;

          3) increase of the number of shares subject to an Option which is granted to each nonemployee director each year from 500 to 2,000 (subject to the stated performance criteria);

          4) provide that if the Committee administering the Plan elects to terminate an Option early upon a significant corporate transaction, the Company will pay to the Key Employee an amount equal to the consideration paid per share of Common Stock to holders of Common Stock in connection with such corporate transaction less the applicable exercise price of the Option; and

          5) clarify that Option Agreements and Restricted Stock Award Agreements under the Plan may provide for automatic acceleration of vesting and exercisability upon a change of control.

     The following is a description of the Plan. Such description is intended merely as a summary of its principal features and is qualified in its entirety by reference to the Plan.

     Under the Plan, currently 375,000 shares of Common Stock are reserved (subject to adjustment to reflect stock dividends, stock splits, share combinations, and similar changes in the capitalization of the Company) for the granting of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock ("Restricted Stock") and unrestricted stock ("Unrestricted Stock") (collectively, the "Awards"). If the Plan Amendments are adopted, the number of shares of Common Stock reserved for Awards under the Plan will increase to 750,000. As of July 15, 1997, there were outstanding NQSOs under the Plan to purchase an aggregate of 261,400 shares, which NQSOs are held by 78 Key Employees and six Outside Directors.

     There are approximately 175 Key Employees and six Outside Directors eligible to participate in the Plan. Key Employees are eligible to receive any type of Award, while Outside Directors are only eligible to receive NQSOs .

     Currently, no Key Employee may receive ISOs and NQSOs (collectively, "Options") for more than 25,000 shares of Common Stock over any one-year period. If the Plan Amendments are adopted, such restriction will be changed to prohibit any Key Employee from receiving Options for more than 40,000 shares of Common Stock during any calendar year (i.e., any period from January 1 through December 31 of the same year).

     Currently, as of each March 31 that the Plan is in effect, each individual serving as an Outside Director is granted an NQSO to purchase 500 shares of Common Stock if the individual served as a director for the entire previous fiscal year-end, and the Company's pre-tax income for such fiscal year increased at least 20% from the prior fiscal year. If the Plan Amendments are adopted, the number of shares which each Outside Director will be granted each March 31 upon satisfaction of the stated conditions will increase to 2,000.

     The Plan is administered by the Compensation Committee, which is currently comprised of Mr. Chambers (Chairman), Mr. Havens and Mr. Monaco. The Committee has full authority to interpret the Plan, to establish appropriate rules and regulations, to select Key Employees who will receive Awards under the Plan, to grant Awards on behalf of the Company, to set the dates and authorized terms of such Awards, and generally to administer the Plan. With respect to the eligibility of Outside Directors, the Plan is intended to be a "formula award" plan as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and, as such, the Committee does not have any discretionary authority with respect to the grant of NQSOs to Outside Directors.

     Options granted under the Plan to Key Employees shall have an exercise price of not less than fair market value of the Common Stock on the date of the grant and may not extend for more than ten years, subject to more stringent limitations in the case of ISOs granted to an optionee who is a 10% or greater stockholder. NQSOs granted under the Plan to Outside Directors have an exercise price equal to the fair market value of the shares of Common Stock on the date the Option is granted. NQSOs granted to Outside Directors have a term of ten years from the date of the grant. Options granted to Key Employees are exercisable in such installments as the Committee may determine, but not earlier than six months from the later of the date of the grant, except under specified circumstances. NQSOs granted to Outside Directors are exercisable commencing six months after the date of the grant. On July 3, 1997, the last reported sales price of the Company's Common Stock on The Nasdaq National Market System was $8.625.

     Any Option held by a Key Employee or Outside Director who dies while still performing services for the Company or a Subsidiary, or whose employment with the Company or a Subsidiary is terminated prior to the expiration date of such Option, will remain exercisable by the Key Employee or Outside Director, or his or her personal representative, for a period of time following the Key Employee's or Outside Director's termination of service or death as provided in the Plan and the applicable option agreement. Upon exercise of an Option, a Key Employee must pay the exercise price in cash, or, if the Committee shall so determine in its discretion, either in whole or in part by the delivery of Common Stock held by the Key Employee, subject to the limitations set forth in the Plan. The exercise price of an NQSO granted to an Outside Director must be paid in cash or its equivalent.

     ISOs are also subject to certain additional terms and conditions required by the Internal Revenue Code of 1986, as amended (the "Code"). To the extent that the fair market value (determined as of the date of the option grant) of the Common Stock with respect to which ISOs are exercisable for the first time in any one year as to any optionee exceeds $100,000, such option shall be treated as a NQSO for tax purposes.

     In the Committee's discretion, a Key Employee granted an Option may also be granted the right in lieu of exercising all or a portion of an Option, to elect instead to receive an amount equal to the difference between the fair market value of all, or a specified number, of the shares of Common Stock subject to such Option on the date such right is exercised and the exercise price under such Option. Such right is referred to as a Stock Appreciation Right ("SAR"). This amount may be paid in cash or in Common Stock, or in a combination of cash and Common Stock as the Committee shall determine. Any SAR is exercisable only at a time when the Option to which it is related is exercisable. (More stringent rules apply if the Key Employee is a director or officer of the Company within the meaning of Section 16 of the Exchange Act and cash is being paid upon exercise of the SAR.) An SAR shall be granted in tandem with an Option and the Option-SAR shall be considered exercised when either the underlying Option or SAR is exercised. An SAR expires no later than the termination of the Option to which it relates and is transferable only if and when the underlying Option is transferable, and may be exercised only when the fair market value of the Common Stock subject to the Option exceeds the exercise price of the Option.

     The Committee, in its discretion, may make such Restricted Stock Awards under the Plan to Key Employees as it determines are warranted. Restricted Stock Awards may be subject to one or more vesting periods and any additional terms, conditions or restrictions as the Committee may deem advisable. If the Company issues certificates representing the Common Stock subject to the Restricted Stock Award in the name of the Key Employee, such Common Stock will bear a legend indicating their restrictions and the Key Employee shall execute a stock power to be held with the certificates by the Company. However, the Key Employee shall be entitled to receive dividends paid on such Common Stock, shall have the right to vote such Common Stock, and shall have all other stockholders' rights with respect to such Common Stock. The Committee shall specify in the Restricted Stock Award agreement the manner of determining the number of unvested shares of Common Stock which shall become vested in the Key Employee if his or her employment is terminated prior to the later of the expiration of the vesting period or the satisfaction of any conditions. Different vesting provisions may apply to a Key Employee's termination due to death or disability. Any remaining unvested shares of Common Stock shall be forfeited upon termination of employment unless the Committee determines otherwise.

     The Committee may grant Restricted Stock Awards under which the Key Employee shall not be required to make any payment or under which the Key Employee shall pay all (or any lesser amount than all) of the fair market value of the Common Stock determined as of the date of the grant.

     The Committee may make Unrestricted Stock Awards to Key Employees and each certificate for shares of unrestricted Common Stock shall be registered in the name of the Key Employee and be delivered to him or to her.

     Upon a change in control of the Company (as defined in the Plan), the Committee (as it is constituted on the day preceding the date of the change in control) may, in its discretion, accelerate the vesting and exercisability of outstanding Options and SARs granted to Key Employees and accelerate the vesting of Restricted Stock Awards granted to Key Employees. (Option Agreements and Restricted Stock Award Agreements may also provide for automatic vesting upon a Change of Control.) In the event of certain corporate reorganizations, each outstanding Award will be assumed by the surviving or successor corporation. However, the Committee may terminate all or a portion of the outstanding Options granted to Key Employees if it determines that such termination is in the best interests of the Company. In such case, the Key Employee will be given not less than seven days' notice prior to termination and, (assuming adoption of the Plan Amendments) if the Option is not exercised prior to the closing of such corporate transaction, the Company shall pay to the Key Employee an amount equal to the consideration paid, or to be paid, per share of Common Stock to holders of Common Stock in connection with such corporate transaction (as determined in good faith by the Committee) less the applicable exercise price of the Option.

     The Plan became effective on December 13, 1995, and terminates on December 13, 2005. The Plan Amendments became effective on June 12, 1997, subject to stockholder approval. The Board of Directors of the Company may amend, suspend or discontinue the Plan, except that without the approval of the stockholders:
(1) the class of persons eligible to receive Awards shall not be changed nor shall any other requirement as to eligibility for participation in the Plan be materially modified; (2) the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan shall not be increased (otherwise than in connection with certain changes in the capitalization of the Company); (3) the benefits accruing to individuals participating in the Plan shall not be materially increased; (4) the duration of the Plan shall not be extended; and (5) no amendment which would require stockholder approval pursuant to Treas Reg. (S)1.162-27(e)(4)(vi) may be made. However, no amendment to the Plan that would affect (1) the amount and price of the Common Stock subject to NQSOs to be granted to Outside Directors, (2) the timing of such grants to Outside Directors, or (3) the formula, if any, that determines the amount, price and timing of NQSO grants to Outside Directors, shall be made more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974 ("ERISA").

     In 1996, the Company adopted a separate Stock Incentive Plan for California employees, since certain provisions of the Plan prevented the Company from qualifying the 1995 Plan under securities laws of the State of California. Grants under the California plan would have reduced on a one for one basis the shares available under the Plan. On the date that the stockholders of the Company approved the California plan, the Common Stock of the Company was approved to be traded under the NASDAQ National Market System. This NASDAQ approval resulted in the Company's Common Stock being exempt from the qualification requirements of California securities laws. Accordingly, the Board of Directors of the Company subsequently terminated the California plan and rescinded certain conforming amendments to the Plan.

TAX TREATMENT

     If an option is treated as an ISO, the optionee will recognize no U.S. Federal taxable income upon grant of the ISO. Upon the exercise of an ISO, the optionee recognizes no taxable income provided the optionee was an employee of the Company during the entire period from the date of the grant of the ISO until three months before the date of exercise or in the case of an optionee whose employment terminates due to disability, until twelve months before the date of exercise. (Of course, in both of these situations, the ISO itself may provide a shorter exercise period after employment ceases.) Notwithstanding the preceding, the excess of the fair market value of the Common Stock over the exercise price, both determined at the time of exercise, generally will be included in the optionee's alternative minimum taxable income in the year of exercise.

     Upon an optionee's sale of the Common Stock (assuming that the sale occurs no sooner than two years after grant of the ISO and one year after exercise of the ISO), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares of Common Stock prior to the expiration of the above holding period, the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain or loss recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain or loss. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     An optionee will not recognize any U.S. Federal taxable income at the time the optionee is granted an NQSO. However, upon exercise of the NQSO, the optionee will recognize ordinary income for Federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Stock over the exercise price. If the Company complies with the applicable income tax withholding or information reporting requirements, it will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon an optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares of Common Stock have been held for more than one year.

     Upon the grant of a SAR, the optionee recognizes no taxable income. Upon exercise of a SAR, the optionee recognizes ordinary income as of the date of exercise in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. An optionee exercising a SAR is subject to Federal income tax withholding on the income recognized as a result of the exercise of the SAR. The Company is entitled to a deduction (in the same year in which the grantee recognizes income) to the extent of the amount includible in the gross income of the optionee.

     Upon the making of a Restricted Stock Award, the grantee will recognize no taxable income unless the grantee files a "section 83(b) election" with the Internal Revenue Service within thirty days after the award. Upon payment of dividends with respect to unvested stock, the grantee will recognize ordinary income and the Company generally will be entitled to a deduction (in the same year in which the grantee recognizes income) equal to the amount includible in the gross income of the grantee.

     Upon vesting of Common Stock in a grantee, the grantee will recognize ordinary income in an amount equal to the fair market value of such Common Stock on the date of vesting minus any purchase price paid for the restricted shares. The Company will generally be entitled to a deduction (in the same year in which the grantee recognizes income) equal to the amount of ordinary income includible in the gross income of the grantee.

  Upon the making of an Unrestricted Stock Award or the making of a Restricted Stock Award with respect to which the grantee makes a section 83(b) election, the grantee will recognize ordinary income in an amount equal to the fair market value of such Common Stock on the date of the grant (determined without regard to any restrictions that will lapse) and the grantee is subject to Federal income tax withholding. The grantee's holding period for Common Stock begins on the day of the grant. When the grantee disposes of such Common Stock, he/she will recognize a long-term or short term capital gain (or loss) under Code rules which govern stock dispositions, assuming that the Common Stock is held by the grantee as capital assets. The Company will generally be entitled to a deduction (in the same year in which the grantee recognizes income) equal to the amount of ordinary income includible in the gross income of the grantee.

     Different rules for measuring ordinary income may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

     The foregoing does not purport to be a complete summary of the effect of Federal income taxation upon holders of Options, SARs, Restricted Stock or Unrestricted Stock or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country.

    THE BOARD OF DIRECTORS BELIEVES THAT THE PLAN HAS BEEN AN IMPORTANT TOOL FOR THE COMPANY IN ITS EFFORTS TO ATTRACT AND RETAIN TALENTED EMPLOYEES AND OUTSIDE DIRECTORS AND THAT THE PLAN AMENDMENTS ARE IMPORTANT TO ALLOW THE COMPANY TO REMAIN COMPETITIVE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                                   PROPOSAL 4

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
           TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                             (Item 4 on Proxy Card)

     The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve an amendment to Article Fourth to the Certificate of Incorporation to reduce the number of authorized shares of capital stock from 60,000,000 shares to 30,000,000 shares.

     The proposed reduction in authorized shares will significantly decrease the franchise tax payable by the Company to the State of Delaware, the Company's state of incorporation. The franchise tax payable for 1996 equaled $64,800;
if the number of authorized shares had equaled only 30,000,000 shares, such franchise tax payable would have been approximately $32,400. The Board of Directors believes that, giving effect to the reduction in the number of authorized shares, the Company will still have authorized and unissued shares that are adequate for its capital requirements for the foreseeable future.

     The proposed amendment to the Certificate of Incorporation which would be adopted if Proposal 4 is approved is as follows:

               Resolved, that the Certificate of Incorporation of the Company, as amended, be further amended by deleting the first paragraph of Article Fourth and substituting in its place the following:

                   The amount of total authorized capital stock of the Corporation is Thirty Million (30,000,000) shares, divided into Twenty Million (20,000,000) shares of Common Stock, par value $.001 per share, and Ten Million (10,000,000) shares of undesignated Preferred Stock, par value $.001 per share.

     In order to be adopted, this proposal must receive the affirmative vote of holders of shares entitled to a majority of the votes represented by the shares of all classes of stock of the Company eligible to vote at the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company's Compensation Committee is comprised of three outside directors of the Company, currently Messrs. Chambers (Chairman), Havens and Monaco. At least annually, the Compensation Committee reviews the compensation levels of the Company's executive officers and certain other key employees and makes recommendations to the Board of Directors regarding compensation of such persons. In general, the Compensation Committee endeavors to base the compensation of the executive officers on individual performance, performance against established financial goals based on the Company's strategic plan, and comparative compensation paid to executives of direct competitors and of non-financial service companies.

     The Compensation Committee's review of compensation, other than that of the Chairman and Chief Executive Officer, is based on the recommendations of the Company's internal compensation committee, which consists of A.J. Clegg (Chairman) and John R. Frock (Executive Vice President). In 1996, the Compensation Committee was involved in setting the compensation of the Chairman and Chief Executive Officer, Executive Vice President, Executive Vice President/Chief Financial Officer (who joined the Company in December 1996), Executive Vice President - Operations, Vice President - Real Estate Development, Vice President - Finance and Administration, Vice President - Education and General Counsel.

     Executive officers' compensation generally consists of base salary, which comprises a significant portion of total compensation, bonuses, which are based on the Company's performance and/or specific goals, fringe benefits and stock options. All executive officers are reviewed annually for performance, and salary changes are effective in March. Bonuses are distributed after the results of the audit of the financial statements have been verified by the Board.

     In 1995, a salary structure for executive positions was established, based on a survey performed in May 1994 by Towers and Perrin. Towers Perrin met with the Compensation Committee members and the Company's executive management to learn about the Company's executives' responsibilities and developed competitive compensation levels using published and private data sources covering companies in the service and education industries, some of which are included in the peer group in the five-year performance graph. In 1996, the Compensation Committee established the executive officers' salaries based on the survey performed by Towers and Perrin in 1995 and by reviewing current salary levels for similar positions of direct competitors. The Compensation Committee believes that the salaries of the executive officers are in line with salary ranges in the companies that they reviewed. Increases in executive officers' compensation for 1996 were based on performance of the executive, as well as the performance of the Company both in the current year and over time.

     The Chairman and Chief Executive Officer's compensation commencing March 1996 included an annual base salary of $220,000, a bonus plan tied to the Company's net income as compared to the annual plan submitted to and approved by the Board of Directors in December 1995 and customary fringe benefits. Mr. Clegg's salary reflected a $40,000 increase over the prior year, $20,000 of which was related to the increase proposed by the Compensation Committee the prior year, which he voluntarily postponed. The remainder of the increase was based on the performance of the Company.

     Bonuses for all executives are based on performance. In 1996, the Company's revenues increased 34% to $58 million. Each 1996 bonus plan for executives was specific to the individual's area of responsibility. The Chairman/CEO, Executive Vice President - Corporate Development, General Counsel and Vice President-Finance and Administration's bonuses were based on growth in pretax income over prior year. The Vice President-Real Estate Development's bonus plan was based on opening a certain number of sites and selling the real estate acquired in connection with the acquisition of the Carefree Learning Center preschools. The Executive Vice President - Operations had a bonus plan based on growth of operating profit over the prior year. The Company completed four acquisitions, adding ten schools, and opened seven new schools. Pretax income increased 58% from $2,550,296 to $4,024,685 for the twelve months ended December 31, 1996. During 1996, the management team continued to implement the growth strategy. The financial foundation of the Company strengthened and the Company obtained the approval of NASDAQ to be included in its national market listings. Although the Company attained double digit growth in revenues and pretax income, the financial market had higher expectations, so there was a decrease in the Company's stock price. Because of this, all executives agreed to forego amounts payable under their bonus plans.

                                        COMPENSATION COMMITTEE

                                        Mr. Edward Chambers
                                        Mr. Peter Havens
                                        Mr. Eugene Monaco

COMPENSATION TABLES

     The following tables contain compensation data for the Chief Executive Officer and each other executive officer of the Company whose salary and bonus in 1996 aggregated to at least $100,000.

SUMMARY COMPENSATION TABLE
                                  -------------------------------------------------------------------------------------
                                                                                       LONG TERM
                                         ANNUAL COMPENSATION                        COMPENSATION AWARDS
                                  ----------------------------------------------------------------------
                                                                      OTHER                   SECURITIES       ALL OTHER
                                                                     ANNUAL      RESTRICTED   UNDERLYING       COMPENS-
NAME AND                                                             COMPENS     STOCK        OPTIONS/         ATION/4/
PRINCIPAL POSITION                YEAR    SALARY       BONUS/1/      ATION/2/    AWARDS       SARS/3/
-----------------------------------------------------------------------------------------------------------------------
A.J. CLEGG                        1996    $201,465     $      0           -          0              0          $3,332

Chairman, President and           1995     160,014      $96,000           -          0         45,000           2,052

Chief Executive Officer /5/,/6/   1994      57,851       39,978           -                         0


JOHN R. FROCK                     1996    $112,119      $     0     $13,840          0              0          $1,587

Executive Vice President /7/      1995      98,082      $33,750      13,549         /8/            /8/            746
                                  1994      32,539       14,055      14,950          0              0

D. SCOTT CLEGG                    1996    $102,816      $     0           -          0         30,000          $1,245

Executive Vice President          1995      82,087      $29,400           -          0          5,000             127
- Operations                      1994      73,238       13,320           -                         0             127

B. ROBIN EGLIN                    1996    $101,018      $     0     $13,841          0              0          $1,086

Vice President - Real             1995      72,322      $19,500     $10,380                     3,000          $  756
Estate Development /9/

(1) Bonuses are reported with respect to the fiscal year earned, although paid in the following year. No bonuses were paid to the named executives for 1996; however, in January 1997, these executives received additional stock option grants.

(2) The amounts reported for John R. Frock consisted of (i) $7,800, $7,800 and $3,082 for automobile expenses in 1996, 1995 and 1994, respectively, and
    (ii) $5,760, $5,511 and $895 for health insurance in 1996, 1995 and 1994, respectively. The amounts reported for B. Robin Eglin consisted of (i) $7,800 and $5,850, for automobile expenses in 1996 and 1995, respectively, and (ii) $6,041 and $4,530 for health insurance in 1996 and 1995, respectively. While other named executives enjoy certain similar perquisites, for fiscal year 1996, perquisites and other personal benefits for such executive officers did not exceed the lesser of $50,000 or 10% of any such executive officer's salary and bonus and accordingly have been omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(3) Options granted to A.J. Clegg were granted on December 18, 1995; options granted to D. Scott Clegg were granted on November 18, 1995 and June 21, 1996, respectively; options granted to B. Robin Eglin were granted on December 18, 1995. All such options vest in increments of one-third of the total number of options granted on the first, second and third anniversary dates of the date of grant.

(4) Other compensation in 1996: for A.J. Clegg consisted of $2,290 for life insurance and $1,042 for employer matching 401(k) plan contributions; for John R. Frock consisted of $984 for life insurance and $603 for employer matching 401(k) plan contributions; for D. Scott Clegg consisted $365 for life insurance and $880 for employer matching 401(k) plan contributions; and for B. Robin Eglin consisted of $540 for life insurance and $546 for employer matching 401(k) plan contributions.

(5) In August 1994, A.J. Clegg was hired as an employee of the Company in the position of Chairman and Chief Executive Officer. Prior to this time, Mr. Clegg was the Chairman and Chief Executive Officer of JBS Investment Banking, Ltd. ("JBS"). On May 29, 1992, pursuant to a private placement offering, the Company entered into a three year Administrative Services Agreement with JBS, pursuant to which JBS provided management and advisory services to the Company and received certain management fees. The fixed fee portion of this agreement was terminated in August 1994 when Mr. Clegg joined the Company as a full time employee. During 1995 and 1994, respectively, the Company paid fees to JBS approved by the Board totaling $8,289 and $200,374 for the services of JBS personnel, which included A.J. Clegg, John R. Frock and four other persons. Mr. Clegg joined the Company as a full time employee on August 1, 1994.

(6) On March 1, 1995, the Board of Directors approved an increase in Mr. Clegg's base salary of $20,000, from $160,014 to $180,014. Mr. Clegg voluntarily declined taking such increase in 1995.

(7)  John R. Frock joined the Company as a full time employee on August 1, 1994.

(8) The Company made a Restricted Stock Award to Mr. Frock under the 1995 Stock Incentive Plan of 25,000 shares of Common Stock on March 19, 1996. However, these shares were never issued, and the Company and Mr. Frock subsequently agreed to the cancellation of such award. Further, on December 18, 1995, the Company granted Mr. Frock an option to purchase 25,000 shares of common stock, which option was canceled in March 1996.

(9)  B. Robin Eglin joined the Company in April 1995.

OPTIONS/STOCK APPRECIATION RIGHTS GRANTED IN 1996

                                                                                         POTENTIAL REALIZED VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF STOCK
                                                                                      PRICE APPRECIATION FOR OPTION TERM
                                              INDIVIDUAL GRANTS                                 (10YRS.)/1/
                             -------------------------------------------------------------------------------------------
                                             % OF TOTAL
                             NUMBER OF       OPTIONS/
                             SECURITIES      SARS
                             UNDERLYING      GRANTED        EXERCISE                  AT 0%      AT 5%      AT 10%
                             OPTION/         TO ALL         OR BASE                   ANNUAL     ANNUAL     ANNUAL
NAME OF                      SARS            EMPLOYEES      PRICE PER   EXPIRATION    GROWTH     GROWTH     GROWTH
EXECUTIVE                    GRANTED/2/      IN 1996 /3/    SHARE       DATE          RATE       RATE       RATE
------------------------------------------------------------------------------------------------------------------------
A. J. Clegg                          0             0.00%          n/a          n/a        $0    $      0    $      0

John R. Frock                        0             0.00%          n/a          n/a        $0    $      0    $      0

D. Scott Clegg                  30,000            51.72%       $14.25      6/21/06        $0    $268,853    $681,325

B. Robin Eglin                       0             0.00%          n/a          n/a        $0    $      0    $      0

____________________

(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986, as amended, and any applicable state laws, or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to three years. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

(2) Options granted D. Scott Clegg were granted on June 21, 1996 upon his promotion to Executive Vice President - Operations and vest in increments of one-third of the total number of options granted on the first, second and third anniversary dates of the date of grant.

(3) During 1996, the Company granted to employees options to purchase an aggregate of 58,000 shares of Common Stock.


AGGREGATED OPTION/STOCK APPRECIATION RIGHTS EXERCISED IN 1996
AND VALUE OF OPTIONS AT DECEMBER 31, 1996

                                                           NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                          OPTIONS AT DECEMBER 31,         IN-THE-MONEY OPTIONS AT
                              EXERCISED IN 1996                   1996                       DECEMBER 31, 1996
                              -----------------------------------------------------------------------------------------
                                 SHARES
      NAME OF                   ACQUIRED      VALUE
     EXECUTIVE                ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISEABLE    EXERCISABLE    UNEXERCISEABLE
-----------------------------------------------------------------------------------------------------------------------
A. J. Clegg                            0            0         15,000            30,000        $     0            $0

John R. Frock                          0            0              0                 0        $     0            $0

D. Scott Clegg                         0            0          7,917            33,333        $39,075            $0

B. Robin Eglin                         0            0          1,000             2,000        $     0            $0
-----------------------------------------------------------------------------------------------------------------------

None of the above named executive officers held any stock appreciation rights at December 31, 1996.

EXECUTIVE SEVERANCE PLAN

     In March 1997, the Company adopted an Executive Severance Pay Plan (the "Plan"). The Plan covers each of the four executive officers named in the table on page 20, as well as four other officers and key executives of the Company, and persons who succeed to the positions held by such executives and such other additional employees or positions as determined by written resolution of the Board from time to time (collectively, the "Eligible Executives"). Under the Plan, if the employment of an Eligible Executive with the Company terminates following a Change of Control (as defined in the Plan) of the Company, under specified circumstances, the Eligible Executive will be entitled to receive the severance benefit specified in the Plan. The amount payable to an Eligible Executive would equal (a) the Eligible Executive's salary for a period of months equal to six plus the number of years of service of the Eligible Executive as of the date of termination (or two times the number of years of service, if he or she has completed at least three years of service as of the termination date), subject to a maximum of 18 months' pay, plus (b) the bonus which would have been payable to the Eligible Executive for the year in which employment was terminated pro rated based on the number of months of employment in the year of termination.

AGREEMENTS WITH EXECUTIVE OFFICER

     The Company and John R. Frock are parties to a Noncompete Agreement which provides that the Company will make a payment to Mr. Frock following his termination for any reason if, within 30 days of his termination date, Mr. Frock delivers a letter to the Company agreeing not to engage in specified activities in competition with the Company for four years. The amount of such payment will equal $85,000 if the termination date is prior to December 1, 1997, $170,000 if the termination date is on or after December 1, 1997 and on or before November 30, 1998, and $255,000 if the termination date is after November 30, 1998. The Company and Mr. Frock are also parties to a Contingent Severance Agreement which provides that if Mr. Frock's employment is terminated because (i) the Company terminates Mr. Frock's employment without Cause (as defined in the agreement) or
(ii) Mr. Frock resigns following a Change of Control (as defined in the agreement), within 20 days following the date of termination, the Company must make a severance payment to Mr. Frock. The amount of such payment would be calculated in the same manner as a payment under the Noncompete Agreement. The Company will not under any circumstance be required to make a payment to Mr. Frock under both the Noncompete Agreement and the Contingent Severance Agreement.

                               STOCK PERFORMANCE

     The following line graph compares the cumulative total stockholder return on the Company's Common Stock with the total return of the NASDAQ Stock Market (U.S. Companies) and an index of peer group companies for the period
December 31, 1991 through December 31, 1996 as calculated by the Center for Research in Security Prices (CRSP). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1991 and that all dividends paid by the companies included in the indexes were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                             PERFORMANCE GRAPH FOR
                         NOBEL EDUCATION DYNAMICS, INC.

                                  12/91    12/92    12/93    12/94    12/95    12/96
Nobel Education Dynamics, Inc.    100.0    200.0    175.0    225.0    850.0    500.0

NASDAQ Stock Market
(U.S. Companies)                  100.0    116.4    133.6    130.6    184.7    227.1

Self-Determined Peer Group        100.0    154.5    232.1    243.1    371.2    617.0


The self determined peer group includes Children's Discovery Centers of America, Inc.; ITT Educational Services, Inc.; La Petite Academy, Inc. Youth Services International, Inc.; DeVry Inc.; Kindercare Learning Centers, Inc.; and Sylvan Learning Systems, Inc.

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization of the previous trading day.
C. If the monthly interval, used on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. No trading activity recorded for Nobel Education Dynamics, Inc. from 6-9-92 to 7-16-93.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms ("Forms 3, 4, and 5") that they file. To the Company's knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company and written representations as to all transactions in the Company's securities effected during the period from January 1, 1996 through December 31, 1996, all applicable Section 16(a) filing requirements were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996, legal services were rendered to the Company by Drinker Biddle & Reath, of which Morgan R. Jones, a director of the Company, is a partner and Chairman. Fees paid to this firm in 1996 were $128,015. The Company expects this firm to continue to provide such services in 1997.

                              GENERAL INFORMATION

     Stockholders who wish to obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, may do so by writing or calling Yvonne DeAngelo, Vice President - Finance and Administration and Secretary, Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063, telephone (610) 891-8200 or by sending an electronic mail message to nobel@educating.com.



                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual of Meeting of Stockholders must be received by the Company no later than January 1, 1998 and be otherwise in compliance with applicable laws and regulations in order for such proposals to be included in the Proxy Statement. In addition, the Company's Certificate of Incorporation requires that any stockholder who wishes to make a nomination for the office of director or to initiate a proposal or other business at the 1998 Annual Meeting must give the Company advance notice by July 6, 1998 (or, if the date of the 1998 Annual Meeting is before August 30, 1998 or after October 9, 1998, by the date ten days following the date that the Company first mails to stockholders the Company's notice of the meeting), and that notice must meet certain other requirements set forth in the Company's Certificate of Incorporation.

By Order of the Board of Directors

Yvonne DeAngelo
Vice President - Finance and Administration and Secretary

July 24, 1997

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         NOBEL EDUCATION DYNAMICS, INC.

  The undersigned hereby appoints A.J. Clegg, Brian C. Zwaan and Yvonne DeAngelo proxies for the undersigned, each with power to appoint his substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on July 22, 1997, at the 1997 Annual Meeting of Stockholders of Nobel Education Dynamics, Inc. (the "Company") on September 19, 1997, and at all adjournments thereof, on the matters set forth herein and in the discretion of the proxies for the transaction of such other business as may come before the meeting.

1. Election of Three Directors to serve for a three year term (until the Annual Meeting of Stockholders in the year 2000)
                          [_] FOR    [_] VOTE WITHHELD

       INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee's name below.
                John R. Frock   Janet L. Katz   Eugene G. Monaco

2. Ratification of the selection of Coopers & Lybrand, L.L.P. as the Company's independent auditors for fiscal year 1997.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3. Approval of amendments to the Company's 1995 Stock Incentive Plan.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

                  (Continued and to be SIGNED on Reverse Side)

4. Approval of amendment to the Company's Certificate of Incorporation to provide for the reduction in the number of authorized shares of common stock.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH NOMINEE, "FOR" RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND AS AUDITORS FOR THE COMPANY'S 1997 FISCAL YEAR, "FOR" THE PROPOSAL TO AMEND THE COMPANY'S 1995 STOCK INCENTIVE PLAN AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                        Dated: _________________________ , 1997


                                        ---------------------------------------
                                               Signature of Stockholder


                                        ---------------------------------------
                                               Signature of Stockholder

                                        YOUR NAME SHOULD APPEAR EXACTLY AS
                                        YOUR NAME APPEARS IN THE SPACE AT THE
                                        LEFT. FOR JOINT ACCOUNTS, ANY CO-OWNER
                                        MAY SIGN. WHEN SIGNING IN A FIDUCIARY
                                        OR REPRESENTATIVE CAPACITY, PLEASE
                                        GIVE YOUR FULL TITLE AS SUCH. IF A
                                        CORPORATION OR PARTNERSHIP, SIGN IN
                                        FULL CORPORATE OR PARTNERSHIP NAME BY
                                        AUTHORIZED OFFICER OR PARTNER.